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                                                                    EXHIBIT 99.2

                                  PUT AGREEMENT

         This Put Agreement ("Agreement") is made and entered into effective as of the 20th day of December, 2000, by and among Paul A. Kruger ("Kruger"), Bill J. English as Trustee (the "Trustee"), and Paceco Financial Services, Inc. (the "Company"), an Oklahoma corporation.

         WHEREAS, the Company has placed 43,500,000 shares of PalWeb Corporation common stock (the "PalWeb Shares") held by the Company into a trust (the "Trust) for the benefit of time certificate and passbook account holders ("Certificate Holders");

         WHEREAS, the Trustee has been empowered to sell, convey or otherwise dispose of the PalWeb Shares pursuant to that certain Trust Agreement dated December 20, 2000 (the "Trust Agreement");

         WHEREAS, Kruger desires to grant the Trustee a put (the "Put") which the Trustee can exercise if the combination of the Company's resources and any proceeds from the sale of PalWeb Shares by the Trustee are not adequate to distribute to Certificate Holders their entire account balances of principal and accrued interest ("Account Balances") by December 31, 2004, at the rate of approximately 20% of the Account Balances each year beginning in December, 2000, in accordance with this Agreement;

         WHEREAS, the Trustee desires to accept the Put and to exercise its rights under this Agreement for the purposes hereinafter specified;

         NOW THEREFORE, in consideration of mutual promises and benefits herein contained, the parties hereto agree as follows:

         CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING ATTRIBUTED TO THEM IN THE TRUST AGREEMENT.

         1. GRANT OF THE PUT. Kruger hereby grants to the Trustee the Put, which the Trustee shall exercise, subject to the terms and conditions hereinafter set forth, to require Kruger to pay into the Trust for the benefit of Certificate Holders each year through December 31, 2004, up to the percentage of Account Balances specified in Section 3 hereof, in exchange for a corresponding percentage of the PalWeb Shares. The number of shares corresponding to the percentage of Account Balances shall be based on the Disposition Price as that term is defined in the Trust Agreement. The Put will cover both principal and accrued interest, but all distributions to the Certificate Holders will be applied first to principal.

         2. TERMS OF THE PUT. In the event that the Company's resources together with any proceeds from the sale of PalWeb Shares by the Trustee are not adequate to distribute to Certificate Holders by the first day of December of each year covered by this Agreement the percentage of Account Balances specified in Section 3 hereof, the Trustee shall exercise the Put. If the Company's resources are sufficient to distribute to Certificate Holders at least the



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percentage of Account Balances specified in Section 3 hereof, or if the
Trustee can sell the PalWeb Shares in the market or in a private transaction and the net proceeds from such sale are equal to or in excess of the amount that could be realized from the Put to Kruger, then the Trustee may not exercise its rights under this Agreement and Kruger will be under no obligation to purchase PalWeb Shares for that year.

         3. AMOUNT OF THE PUT. The amount of the Put and the corresponding percentage of the PalWeb Shares to be purchased by Kruger shall be the difference between the amount payable to Certificate Holders each year (20% of Account Balances outstanding on December 1, 2000; 25% of Account Balances outstanding on January 1, 2001; 33 1/3% of Account Balances outstanding on January 1, 2002; 50% of Account Balances outstanding on January 1, 2003; and 100% of Account Balances outstanding on January 1, 2004 or such other amount as shall cause the Account Balances to equal zero at December 31, 2004) and the amount distributed to Certificate Holders each year from sources other than the Put, as a percentage of the outstanding Account Balances. The number of shares corresponding to the percentage of Account Balances shall be based on the Disposition Price as that term is defined in the Trust Agreement.

         4. EXERCISE

            (a) The Trustee may exercise the Put, pursuant to this Agreement, by providing written notice of exercise to Kruger on or before the first day of December, in any or all of the years covered by this Agreement. Such notice shall include the amount due from Kruger determined in accordance with this Agreement and the number of PalWeb Shares to be delivered to Kruger against payment of the amount due. The number of shares corresponding to the percentage of Account Balances shall be based on the Disposition Price as that term is defined in the Trust Agreement. At the request of Kruger, the Trustee and the Company shall provide Kruger an accounting for all Account Balances of the Certificate Holders as of the first day of January in the applicable year and an accounting of the distributions to Certificate Holders during the year from sources other than Kruger, including but not limited to, income from the Company, sales of PalWeb shares, and income from other investments by the Company or the Trustee.

            (b) If the Trustee fails to exercise the Put on or before the first business day of December of the applicable year, the Put will terminate for that year and Kruger will be under no obligation to purchase PalWeb shares that year. Failure to exercise the Trustee's rights in any one year will not effect the Trustee's ability to exercise its rights or Kruger's obligation to purchase the PalWeb shares in subsequent years covered by this Agreement. The number of shares corresponding to the percentage of Account Balances shall be based on the Disposition Price as that term is defined in the Trust Agreement.

            (c) Following notice of exercise, Kruger shall pay into the Trust the amount of the Put stated in the notice and the Trustee shall assign the corresponding percentage of the PalWeb Shares to Kruger, on or before the twentieth day of December of the applicable year and shall distribute the proceeds from exercise of the Put to Certificate Holders, pro rata.

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         5. RELEASE OF OBLIGATIONS. Kruger shall be released from any obligation under this Agreement if any litigation that in any way, directly or indirectly, relates to passbook accounts or time certificates of Paceco, except litigation to enforce this Agreement, is filed against Kruger, the Company or its officers, directors, employees, attorneys, agents or affiliates by or for the benefit of any of the Certificate Holders or their heirs, personal representatives, estates, trustees, successors, guardians, assignees or agents or anyone claiming by, through or under any of them, and such litigation is not dismissed within thirty (30) days of receipt of notice of such litigation by the Trustee. Additionally, Kruger shall be released from any obligation under this Agreement upon the issuance of an Order for Relief pursuant to a petition filed by or on behalf of any of the Certificate Holders or their heirs, personal representatives, estates, trustees, successors, guardians, assignees or agents or anyone claiming by, through or under any of them seeking the involuntary bankruptcy of the Company under the U.S. Bankruptcy Code. A lawsuit brought by Brett Wimberley or by a Certificate Holder that is an affiliate of Kruger, as hereinafter defined, shall not release Kruger from his obligations under this Agreement. Kruger's obligation under this Agreement shall not be released due to the PalWeb Shares having no value or having been cancelled.

         As used herein, an "affiliate of Kruger" is a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Kruger.

         6. STATUTE OF LIMITATIONS. The Company and Kruger agree that if a cause of action or alleged cause of action by a Certificate Holder against the Company or Kruger arising out of the purchase of an investment certificate (whether a passbook account or time certificate) from the Company would be barred by a statute of limitations that would run during the period from November 3, 2000, to and including March 15, 2002, the Company and Kruger will extend the time within which such cause of action or alleged cause of action may be brought to March 15, 2002 by agreeing not to raise the statute of limitations as a defense in such action. This agreement to extend the statute of limitations shall survive the release of any other obligation under this Agreement including, but not limited to, a release pursuant to
Section 5 above. To be considered to be brought timely under this Section 6, a petition or complaint setting forth such cause of action which otherwise would be barred must be filed in a court of competent jurisdiction on or before March 15, 2002.

         7. EVENTS OF DEFAULT AND REMEDY. Any failure on the part of Kruger to comply with a material term of this Agreement, after Kruger's receipt of notice of default and the cure period, shall be considered an Event of Default. Upon Kruger's receipt of notice of default, Kruger shall have thirty
(30) days to cure the default. After thirty (30) days following receipt of the notice of default if Kruger fails to cure the default, the Trustee shall have the right to bring suit to enforce the Put and to recover any amount then due under this Agreement. If the Trustee fails to bring suit within sixty (60) days of an Event of Default, then the Certificate Holders may sue to enforce the Put and to recover any amount then due under this Agreement.


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         8. TERM. The term of this Agreement shall be concurrent with the term of the Trust as provided for in the Trust Agreement.

         9. NON-TRANSFERABILITY. The Put shall not be assigned, pledged, hypothecated, sold or otherwise transferred or encumbered by the Trustee.

         10. NOTICES. Any notice or other communication hereunder shall be in writing and any such notice or communication shall be deemed duly given or made if delivered in person or by facsimile, or if mailed by registered or certified mail, return receipt requested, postage prepaid to the person to whom the notice is directed at the address or facsimile number shown below.

         If to Kruger:

         Paul A. Kruger
         Paceco Financial Services, Inc.
         2500 S. McGee, Suite 147
         Norman, OK 73072
         Fax: (405)360-5354


         If to the Trustee:

         Bill J. English
         114 E. Main St.
         Norman, OK 73072
         Fax: (405)321-0343


         If to the Company:

         Paceco Financial Services, Inc.
         2500 S. McGee, Suite 147
         Norman, OK 73072
         Fax: (405)360-5354


         If to the Department:

         Oklahoma Department of Securities
         120 N. Robinson, Suite 860
         Oklahoma City, OK 73102
         Fax: (405)280-7742


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         11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma.

         12. ATTORNEY'S FEES AND COSTS. The successful party to any action brought to enforce or interpret this Agreement shall be reimbursed his or her costs and expenses related to such action, including a reasonable attorney's fee.

         13. SUCCESSORS AND ASSIGNS. All of the provisions of this Agreement shall be binding upon and inure to the benefit of Kruger, the Company and the Trustee, and their respective heirs, assigns, successors, personal representatives and guardians.

         14. COUNTERPARTS. This Agreement may be signed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 20th day of December, 2000.

PAUL A. KRUGER:                           /s/ Paul A. Kruger
                                     ------------------------------------
                                              Paul A. Kruger


TRUSTEE:                                  /s/ Bill J. English
                                     ------------------------------------
                                              Bill J. English


COMPANY:                             PACECO FINANCIAL SERVICES, INC.


                                     By:  /s/ Mark Kidd
                                        ---------------------------------
                                              Mark Kidd, President





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